NAME OF REGISTRANT
Franklin Alternatives Strategies Funds
File No. 811-22641


Exhibit Item No. 77C Matter Submitted to a Vote of Security Holders

FRANKLIN ALTERNATIVE STRATEGIES FUNDS

FRANKLIN K2 LONG SHORT CREDIT FUND

CONSENT OF SOLE SHAREHOLDER

September 4, 2015

	The undersigned, being the sole shareholder of Classes A, C, R and R6 and Advisor Class of Franklin K2 Long Short Credit Fund (the "Fund"), a series of Franklin Alternative Strategies Funds (the "Trust"), hereby consents to and adopts the following resolutions as the action of the sole shareholder of the Fund pursuant to Article V, Section 3 of the Trust's Agreement and Declaration of Trust, as amended to date, as of the date set forth above:

	RESOLVED, that the form and terms of the Investment Management Agreement between the Trust, on behalf of the Fund, and K2/D&S Management Co., L.L.C., a copy of which is attached as Exhibit A hereto, be and they hereby are approved; and it is further

	RESOLVED, that the form and terms of the Subadvisory Agreement between K2/D&S Management Co., L.L.C. and Apollo Credit Management LLC, with respect to the Fund, a copy of which is attached as Exhibit B hereto, be and they hereby are approved; and it is further

	RESOLVED, that the form and terms of the Subadvisory Agreement between K2/D&S Management Co., L.L.C. and Candlewood Investment Group, L.P., with respect to the Fund, a copy of which is attached as Exhibit C hereto, be and they hereby are approved; and it is further

	RESOLVED, that the form and terms of the Subadvisory Agreement between K2/D&S Management Co., L.L.C. and Chatham Asset Management, LLC, with respect to the Fund, a copy of which is attached as Exhibit D hereto, be and they hereby are approved; and it is further

	RESOLVED, that the form and terms of the Subadvisory Agreement between K2/D&S Management Co., L.L.C. and Ellington Global Asset Management, L.L.C., with respect to the Fund, a copy of which is attached as Exhibit E hereto, be and they hereby are approved; and it is further

	RESOLVED, that the form and terms of the Subadvisory Agreement between K2/D&S Management Co., L.L.C. and EMSO Partners Limited, with respect to the Fund, a copy of which is attached as Exhibit F hereto, be and they hereby are approved; and it is further

	RESOLVED, that the form and terms of the Subadvisory Agreement between K2/D&S Management Co., L.L.C. and Logan Circle Partners, L.P., with respect to the Fund, a copy of which is attached as Exhibit G hereto, be and they hereby are approved; and it is further

	RESOLVED, that the form and terms of the Distribution Agreement between the Trust and Franklin/Templeton Distributors, Inc., with respect to the Fund, a copy of which is attached as Exhibit H hereto, be and they hereby are approved; and it is further

	RESOLVED, that the form and terms of the Class A Distribution Plan adopted by the Trust, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"), with respect to the Fund, a copy of which is attached as Exhibit I hereto, be and they hereby are approved; and it is further

	RESOLVED, that the form and terms of the Class C Distribution Plan adopted by the Trust, pursuant to Rule 12b-1 under the 1940 Act, with respect to the Fund, a copy of which is attached as Exhibit J hereto, be and they hereby are approved; and it is further

	RESOLVED, that the form and terms of the Class R Distribution Plan adopted by the Trust, pursuant to Rule 12b-1 under the 1940 Act, with respect to the Fund, a copy of which is attached as Exhibit
K hereto, be and they hereby are approved; and it is further

	RESOLVED, that the operation of the Fund in a manager of managers structure whereby, among other things, the shareholders of the Fund would not be called upon to vote to approve investment subadvisory agreements, or amendments thereto, involving the provision of investment management services to the Fund by subadvisers, as may be described from time to time in an exemption application, and any amendments thereto, filed on behalf of one or more Franklin Templeton funds with the U.S. Securities and Exchange Commission be, and it hereby is, approved.

	This consent shall be filed with the records of the meetings of the shareholders of the Fund and shall for all purposes be treated as actions taken at the meetings.


FRANKLIN RESOURCES, INC.

By:/s/Kimberly H. Novotny
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Kimberly H. Novotny
Assistant Secretary